EXHIBIT 10.3

                          TECHNICAL SERVICES AGREEMENT
                          ----------------------------

                  THIS AGREEMENT dated August 29, 2003;

BETWEEN:

         SUITE101.COM, INC., a corporation incorporated under the laws of Delaware (hereinafter referred to as the "Company"),

                                                              OF THE FIRST PART,

-and-

         ROY GROUP (BARBADOS) INC., a corporation incorporated under the laws of the Barbados (hereinafter referred to as the "Consultant")

                                                              OF THE SECOND PART

         THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the parties hereto agree as follows:

                        ARTICLE 1 - CONSULTING SERVICES
                        -------------------------------

1.01     Duties
         ------

         Subject to the terms and conditions herein contained, the Consultant agrees to perform such geological and geophysical duties and exercise such powers related thereto as may from time to time be assigned to it by the Company, which include those duties set out on Schedule "A" hereto.

1.02     Term of Contract for Services
         -----------------------------

         The term shall commence effective August 29, 2003 and shall be for a period of three years subject to renewal in accordance with the terms of this Agreement.

1.03     Place of Work
         -------------

         The Consultant will perform its work and services for the Company in Barbados, India, Guatemala and other areas, from time to time.

1.04     Outside Interests
         -----------------

         The Consultant hereby declares that it has existing consulting arrangements and other outside interests, which shall be deemed to be not in conflict with this Agreement and the interests of the Company.

                            ARTICLE 2 - COMPENSATION
                            ------------------------

2.01     Fees
         ----

         The Company shall pay the Consultant during the term of this Agreement a gross annual net consulting fee of two hundred and fifty thousand ($250,000.00) US dollars payable in equal monthly instalments in arrears. Such fee shall be reviewed by the parties prior to any renewal of this Agreement and any changes in such fee shall be agreed upon in writing between the parties.

2.02     Expenses
         --------

         The Consultant shall be reimbursed for all authorized traveling and other reasonable out-of-pocket expenses actually and properly incurred and documented by it in connection with its duties hereunder. For all such expenses the Consultant shall furnish to the Company statements and receipts on a monthly basis.

2.03     Deductions
         ----------

         It is the intention of the Parties that the Company will not make any deduction or withholding from amounts due to the Consultant under Article 2. If the Company becomes required under applicable law to make any deduction or withholding, it shall advise the Consultant accordingly and the Parties shall cooperate in an effort to minimize the effect of such deduction or withholding.

                       ARTICLE 3 - CONSULTANT'S COVENANTS
                       ----------------------------------

3.01     Service
         -------

         The Consultant shall faithfully serve the Company and shall use its reasonable best efforts to promote the interests of the Company and bring opportunities to the Company.

3.02     Duties and Responsibilities
         ---------------------------

         The Consultant shall duly and diligently perform all of the duties assigned to it during the term in a professional manner, and shall truly and faithfully account for and deliver to the Company all business opportunities during the term of this Agreement and any money, securities and things of value belonging to the Company which the Consultant may from time to time receive for, from or on account of the Company.

3.03     Rules and Regulations
         ---------------------

         The Consultant shall be bound by and shall faithfully observe and abide by all laws, rules and regulations of the country in which the Company is carrying on business and of the Company from time to time in force.
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                                       3


3.04     Non-Disclosure
         --------------

         The Consultant shall not, during the term of this Agreement or at any time thereafter, disclose any information relating to the private or confidential affairs of the Company or relating to any secrets of the Company, to any person other than for the Company's purposes and, without limiting the generality of the foregoing, the Consultant shall not use for its own purposes or for any purposes other than those of the Company, any such information or secrets it may obtain, develop or acquire during the term of this Agreement, in relation to the business of oil and gas exploration, development and production.

3.05     Non-Compete
         -----------

         The Consultant shall not, for a period of 3 years from the effective date, without written consent, compete directly or indirectly with the Company with respect to any acquisition, exploration or development of any crude oil, natural gas or related hydrocarbon interests within the area of the country of India. For further clarification, the country of India would include all lands, on or offshore, controlled by the Government of India under the Directorate General of Hydrocarbons.

                            ARTICLE 4 - TERMINATION
                            -----------------------

4.01     Termination by Written Notice
         -----------------------------

         Either party may terminate this Agreement without cause upon the giving of thirty (30) days' prior written notice to the other. No additional compensation shall be payable either by way of fees or reimbursement of expenses of any kind, arising after the expiry of the thirty (30) day period from the date of such notice.

4.02     Return of Property
         ------------------

         Upon any termination of this Agreement the Consultant shall at once deliver or cause to be delivered to the Company all books, documents, effects, money securities or other property belonging to the Company or for which the Company is liable to others, which are in the possession, charge, control or custody of the Consultant.

4.03     Provisions which Operate Following Termination
         ----------------------------------------------

         Notwithstanding any termination of this Agreement for any reason whatsoever and with or without cause, the provisions of Sections 3.04, 3.05 and
4.02 of this Agreement and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following such termination.

                        ARTICLE 5 - RENEWAL OF AGREEMENT
                        --------------------------------

5.01     Automatic Renewal
         -----------------

         This Agreement shall continue for successive periods of one year's duration on the same terms and conditions unless otherwise agreed upon in writing between parties, provided
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                                       4


that the Consultant or Company has not given written notice to the other that this Agreement is to terminate at the end of the initial term or at the end of any successive period of one year.

                              ARTICLE 6 - GENERAL
                              -------------------

6.01     Sections and Headings
         ---------------------

         The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental on ancillary hereto. Unless something in the subject matter or contact is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

6.02     Number
         ------

         In this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

6.03     Benefit of Agreement
         --------------------

         This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns.

6.04     Entire Agreement
         ----------------

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

6.05     Amendments and Waivers
         ----------------------

         No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

6.06     Severability
         ------------

         If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part
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                                       5


thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

6.07     Notices
         -------

         Any demand, notice or other communication (hereinafter referred to as a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

         To the Consultant:

               Roy Group (Barbados) Inc.      and
               DGM Trust Corporation
               Chancery House                 6A Calle 6-19 Zone 7 Col. Landivar
               High Street                    Guatemala City, Guatemala
               Bridgetown, Barbados

         To the Company:

               Suite 101.com Inc.
               200, 630 - 4th Avenue SW
               Calgary, Alberta
               T2P 0J9

               Fax: (403) 777-9199

or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the third (3rd) day, other than a Saturday, Sunday or statutory holiday in Alberta, following the deposit thereof in the mail. If the party giving any Communications knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery.

6.08     Governing Law
         -------------

         This Agreement shall be governed by and constructed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

6.09     Attornment
         ----------

         For the purpose of all legal proceedings, this Agreement shall be deemed to have been performed in the Province of Alberta and the courts of the Province of Alberta shall have jurisdiction to entertain any action arising under this Agreement. The Company and the Consultant each hereby attorns to the jurisdiction of the courts of the Province of Alberta
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                                       6


provided that nothing herein contained shall prevent the Company from proceeding at its election against the Consultant in the courts of any other province or country.

6.10     Counterpart Execution
         ---------------------

         This Agreement may be executed in counterpart and the parties may rely on a faxed executed copy of the counterpart, for all purposes.

         IN WITNESS WHEREOF the parties have executed this Agreement.

                                             SUITE 101.COM, INC.

                                             Per:
                                                  ------------------------------
                                                  Allan J. Kent, Director
                                                  Executive VP & CFO

                                             Per:
                                                  ------------------------------
                                                  Brent Peters, Director

                                             ROY GROUP (BARBADOS) INC.

                                             Per:
                                                  ------------------------------
                                                  Jean P. Roy, President